UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 26, 2024
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ALT5 Sigma Corporation
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968

JanOne Inc.
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALTS	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 26, 2024, ALT5 Sigma Corporation (the “Company,” “our,” “us,” and “we”), appointed Peter Tassiopoulos to serve as our Chief Executive Officer, effective September 16, 2024 (the “Start Date”). During the period between August 26, 2024 and the Start Date, Peter will serve as a consultant to us. Peter is 55 years of age. In connection with Peter’s appointment as our Chief Executive Officer, Tony Isaac will step down as our Chief Executive Officer effective as of the Start Date. Tony will continue to serve as our President and will continue to serve as our Chairman on the Board of Directors (our “Board”).
Mr. Tassiopoulos has over 30 years of leadership experience across healthcare, finance, and technology sectors. From April 4, 2022, until his appointment as our CEO, Mr. Tassiopoulos has served as an independent mergers and acquisitions (M&A) consultant, consulting for various companies. During that time, he restructured in excess of $150 million in debt and facilitated a $35 million asset purchase for a Canadian public company. Prior to that, from March 2013 through December 1, 1014, Peter served as the Chief Executive Officer of Sphere 3D Corp. (Nasdaq: ANY), then, from December 1, 2014 until November 14, 2018, as its President, and, from November 14, 2018 to April 2022, as its Chief Executive Officer again. He also served as a director from March 2014 through April 4, 2022.
Mr. Tassiopoulos has successfully completed over $1 billion in M&A, divestitures, and financing transactions throughout his career. He has led teams in executing complex transactions with a focus on mergers and acquisitions, capital market strategies, and strategic relationships. His industry experience spans cryptocurrency, technology, IT, healthcare, and gaming.
Pursuant to the terms of Mr. Tassiopoulos’ Employment Agreement, dated and effective August 26, 2024 (the “Employment Agreement”), his annual base salary will be $420,000 (the “Base Salary”). Between August 26, 2024 and the Start Date, we will pay Peter $35,000 for his consulting services during that period. At the discretion of our Board and the Compensation and Benefits Committee of our Board (our “Compensation Committee”), for each fiscal year of Peter’s employment, he will be eligible to receive an annual bonus equal to 100% of his Base Salary (the “Potential Annual Bonus”).
In addition, we granted Mr. Tassiopoulos 400,000 restricted stock units (the “RSUs”), all of which vest immediately. The RSUs are intended to be inducement awards under Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules and were granted outside of our 2023 Equity Incentive Plan (the “Plan”). Although granted as inducement awards outside of the Plan, the RSUs will be subject to the terms of the Plan as if issued thereunder. We will file a Registration Statement on Form S-8 in respect of the RSUs in the near term. In addition, pursuant to the Employment Agreement, we will issue an additional 800,000 RSUs to Mr. Tassiopoulos as follows: (i) 400,000 RSUs at our next Annual Stockholders Meeting (currently scheduled to be held in October 2024) and (ii) 400,000 RSUs on August 26, 2025. The subsequent RSU grants would become issuable immediately in the event of a Change of Control (as such term is defined in the Plan).
During Mr. Tassiopoulos’ term of employment, in the event of a Change of Control, we may pay to Peter a change of control bonus (the “Change of Control Bonus”), in cash, the amount of which will be calculated as follows: (i) no Change of Control Bonus, if the net, aggregate cash consideration payable to the Company’s stockholders is $20 million or less; (ii) 2% of the net, aggregate cash payable to the Company’s stockholders, if such cash exceeds $20 million but is less than $50 million; (iii) 2.5% of the incremental net, aggregate cash consideration payable to the Company’s stockholders, if such cash exceeds $50 million but is less than $100 million; and (iv) 3% of the incremental net, aggregate cash consideration payable to the Company’s stockholders, if such cash equals or exceeds $100 million, in each case in the same form of compensation as paid to the Company’s stockholders or in cash, at the election of the Company.
Mr. Tassiopoulos is entitled to participate in all employee benefit plans that we offer to senior level officers. Peter will be entitled to participate in the Plan, as determined by our Board or Compensation Committee. In accordance with our standard employment practices, we will reimburse Mr. Tassiopoulos for reasonable expenses that he incurs in the performance of his duties.
The term of Mr. Tassiopoulos’ employment as our Chief Executive Officer commences on the Start Date and continues for next three years unless terminated earlier in accordance with the provisions of the Employment Agreement. At the end of three years, the term will automatically renew for successive one-year periods unless either party provides 90 days’ written notice of termination. If the Employment Agreement is terminated by us for Cause (as defined in the Employment Agreement) or by Mr. Tassiopoulos without Good Reason (as defined in the Employment Agreement), Peter will be entitled to receive (i) his accrued but unpaid Base Salary, (ii) any unpaid Potential Annual Bonus, (iii) unreimbursed business expenses, and (iv) any employee benefits to which he was then entitled (collectively, the “Accrued Amounts”). If the Employment Agreement is terminated by us without Cause or by Mr. Tassiopoulos for Good Reason, Mr. Tassiopoulos will be entitled to receive the Accrued Amounts and (i) a payment equal to the Base Salary and Potential Annual Bonus amount for the year in which termination occurs, (ii) a payment equal to the Potential Annual Bonus, pro rata to the number of business days that he was employed during the year of termination, and (iii) any outstanding equity awards, pursuant to which any unvested awards that are not tied to performance goals will then fully vest but any unvested awards that are tied to performance goals will vest or be forfeited, depending on the level of achievement of the applicable performance goals. If the Employment Agreement is terminated because of Mr. Tassiopoulos’ death or Disability (as defined in the Employment Agreement), he or his estate and/or beneficiaries will receive (i) the Accrued Amounts and (ii) a payment equal to the Potential Annual Bonus in the termination year. If the Employment Agreement is terminated by Mr. Tassiopoulos for Good Reason or by us without Cause, in each case within 12 months following a Change of Control, Peter shall receive (i) the Accrued Amounts, (ii) a payment equal to three times the sum of the Base Salary and Potential Annual Bonus in the termination year, and (iii) a payment equal to the Potential Annual Bonus in the termination year. We agreed to pay Peter’s legal fees for the negotiation and preparation of the Employment Agreement up to $15,000.
A copy of the Employment Agreement is filed hereto as Exhibit 10.116 and is incorporated herein by reference. The foregoing description of the Employment Agreement is subject to, and qualified in its entirety by, the Employment Agreement.
Section 7 – Regulation FD Disclosure
Item 7.01 Regulation FD Disclosure.
On August 26, 2024, we issued a press release announcing the employment of Mr. Tassiopoulos as Chief Executive Officer of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by reference in such filing.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.116	Employment Agreement, dated August 26, 2024.
99.1	Press Release, dated August 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	Chief Executive Officer

Dated: August 30, 2024